Exhibit 99.1

NEWS RELEASE

Gray Television Commences Cash Tender Offer for Its 5.875% Senior Notes Due 2026

Atlanta, Georgia – May 20, 2024. . . Gray Television, Inc. (“Gray,” the “Company,” “we,” or “our”) (NYSE: GTN) announced today the commencement of an offer to purchase for cash (the “Tender Offer”), subject to certain terms and conditions, any and all of its outstanding 5.875% Senior Notes due 2026 (the “Notes”).

The Tender Offer is being made pursuant to the Offer to Purchase dated May 20, 2024 (the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offer, including the terms and conditions thereof. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.

The following table sets forth certain terms of the Tender Offer:

			Dollars per $1,000 Principal Amount of Securities
Title of Security	CUSIP Numbers	Principal Amount Outstanding	Tender Offer Consideration(1)	Early Tender Premium	Total Consideration(1)(2)
5.875% Senior Notes due 2026	389375 AJ5 U42511 AE2	$700,000,000	$970.00	$30.00	$1,000.00

(1)

Excludes accrued and unpaid interest up to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

(2)	Includes the Early Tender Premium.

Subject to the terms and conditions of the Tender Offer, each holder of the Notes who validly tenders and does not subsequently validly withdraw their Notes at or prior to 11:59 p.m., New York City time, on June 3, 2024 (such date and time, as it may be extended, the “Early Tender Date”) will be eligible to receive the “Total Consideration” for the Notes, which is $1,000.00 per $1,000.00 principal amount of Notes tendered. The Total Consideration includes the early tender premium for the Notes of $30.00 per $1,000.00 principal amount of Notes tendered (the “Early Tender Premium”). Tendered Notes may not be withdrawn after 11:59 p.m., New York City time, on June 3, 2024, unless otherwise required by law. Holders of the Notes who validly tender their Notes after the Early Tender Date but at or prior to the expiration of the Tender Offer will be eligible to receive $970.00 per $1,000.00 principal amount of Notes tendered (the “Tender Offer Consideration”). Holders whose Notes are accepted for purchase will also receive accrued and unpaid interest up to, but not including, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable.

The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on June 17, 2024 (the “Expiration Date”), unless extended or earlier terminated by Gray.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

The Total Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be paid by Gray promptly following the Early Tender Date (the “Early Settlement Date”). Gray expects that the Early Settlement Date will be June 4, 2024, the first business day after the Early Tender Date, assuming all conditions to the Tender Offer have been satisfied or waived. The Tender Offer Consideration plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Date and on or before the Expiration Date and accepted for purchase will be paid by Gray promptly following the Expiration Date (the “Final Settlement Date”). Gray expects that the Final Settlement Date will be June 18, 2024, the first business day after the Expiration Date, assuming all conditions to the Tender Offer have been satisfied or waived and assuming all Notes are not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date.

The obligation of Gray to accept for purchase, and to pay for, any Notes validly tendered pursuant to the Tender Offer is conditioned upon Gray raising funds for the purpose of financing the Tender Offer that is sufficient to pay the aggregate Tender Offer Consideration, including payment of accrued and unpaid interest with respect to all Notes and related costs and expenses (regardless of the amount of Notes tendered pursuant to the Tender Offer) on terms and conditions acceptable to Gray, in its sole discretion. The Tender Offer may be amended, extended, terminated or withdrawn by Gray in its sole discretion.

Gray has retained Truist Securities, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC to serve as Dealer Managers for the Tender Offer. D.F. King & Co. has been retained to serve as the Information Agent and Tender Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Truist Securities, Inc. at 3333 Peachtree Road, Atlanta, Georgia 30326, telephone (404) 926-5262 (collect) Attn: Jim Gibbs. Requests for the Offer to Purchase may be directed to D.F. King & Co. at (888) 887-0082 (toll-free) or (212) 269-5550 (collect for banks and brokers), and at GTN@dfking.com.

Gray is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of Gray, the Dealer Managers, the Information Agent or the Tender Agent makes any recommendation as to whether holders of the Notes should tender or refrain from tendering their Notes. Holders of the Notes must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender. The Tender Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Gray by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to purchase, any securities or an offer to sell, or the solicitation of an offer to sell, any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “intend,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to consummate the Tender Offer, including the terms and timing thereof, and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

About Gray:

Gray Television, Inc. is a multimedia company headquartered in Atlanta, Georgia. Gray is the nation’s largest owner of top-rated local television stations and digital assets. Its television stations serve 114 television markets that collectively reach approximately 36 percent of US television households. This portfolio includes 79 markets with the top-rated television station and 102 markets with the first and/or second highest rated television station. Gray also owns video program companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, as well as the studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. For more information, please visit www.gray.tv.

Gray Contacts:

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Jeff Gignac, Executive Vice President, Finance, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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